Exhibit 99.1

Certification by the Chief Executive Officer and Chief Financial Officer
Relating to a Periodic Report Containing Financial Statements

I, Elliot Noss, Chief Executive Officer, and I, Michael Cooperman, Chief Financial Officer, of Tucows Inc., a Pennsylvania corporation (the “Company”), hereby certify, that based on our knowledge:

(a)                                  The Company’s periodic report containing financial statements on Form 10-Q for the period ended March 31, 2003 (the “Form 10-Q”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(b)                                 The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

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Date: As of May 14, 2003.

CHIEF EXECUTIVE OFFICER	CHIEF FINANCIAL OFFICER

/s/ ELLIOT NOSS	/s/ MICHAEL COOPERMAN
Elliot Noss	Michael Cooperman